Exhibit 10.256

                             SEPARATION AGREEMENT AND
                                 GENERAL RELEASE

     The Parties to this Separation Agreement and General Release ("Agreement") are John Philip Coghlan ("Mr. Coghlan") and The Charles Schwab Corporation and Charles Schwab & Co., Inc. (collectively "Schwab"). This Agreement is for the benefit of the Parties and certain "Releasees", defined in Paragraph 13 below.

                                    RECITALS

     A. Mr. Coghlan agrees that as of the close of business on May 2, 2003, he voluntarily stepped down from and was relieved of his current responsibilities as Vice-Chairman and President, Schwab Individual Investor. For the period of May 2, 2003 through July 25, 2003, Mr. Coghlan will continue to work on special projects at the sole discretion of Schwab and will receive salary in accordance with regular payroll practices. On July 25, 2003, Mr. Coghlan will be deemed to have resigned as an Officer and from any Schwab directorships he holds as well as from the Executive Committee. Commencing on July 25, 2003, Mr. Coghlan will begin a sabbatical (in accordance with the terms of the applicable Sabbatical Policy) for eight (8) weeks, during which time he will continue to receive salary in accordance with regular payroll practices. Beginning September 19, 2003, Mr. Coghlan will enter a salary continuation period. Mr. Coghlan's employment with Schwab will end on the earlier of: 1) March 15, 2005; 2) the date Mr. Coghlan obtains an external position or otherwise becomes employed by another employer, or becomes an independent contractor, consultant, or a sole proprietor of a business, or acts as an officer, director, or partner in another public or privately held company before March 15, 2005 (except as provided in Paragraph 10 below with respect to approved outside business activity consistent with continued Schwab employment); or 3) on a date resulting from a violation of Mr. Coghlan's duties arising from paragraphs 9 or 10 below. The date Mr. Coghlan's employment ends will be his Termination Date. In the next Schwab payroll cycle following the beginning of Mr. Coghlan's salary continuation period, he will receive all accrued but unused vacation and floating holidays accrued through the end of his sabbatical (September 19, 2003). Mr. Coghlan will be entitled to exercise, at his cost, any conversion rights to which he may be entitled under the law with respect to group health coverage.

     B. The Parties now desire to settle fully and finally all differences, disputes and claims Mr. Coghlan might have against Schwab and the certain Releasees defined in paragraph 13 below through the date of execution hereof, including, but in no way limited to, those differences, disputes and claims based upon, arising out of, or relating to Mr. Coghlan's employment relationship with Schwab and the termination thereof.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, it is hereby agreed by and between the Parties as follows:

                              TERMS AND SETTLEMENT

     1. Compensation Committee. Mr. Coghlan acknowledges that the execution of this Agreement and the payment of consideration hereunder are subject to review by the Compensation Committee of The Charles Schwab Corporation.

     2. Consideration. In consideration for Mr. Coghlan's promises made herein, Schwab agrees, upon satisfaction of the conditions identified herein, to the following:

     (i) salary continuation commencing September 19, 2003, at the monthly rate of fifty-two thousand eighty-three dollars and thirty-three cents ($52,083.33) less usual and customary taxes, withholding and authorized deductions, through the pay period ending March 15, 2005 (the "salary continuation period");

     (ii) a lump sum payment of $50,000, less usual and customary taxes, withholding and authorized deductions, which represents payment for outplacement services, payable within 15 business days after receipt of Agreement and expiration of the revocation period set forth in paragraph 23;

     (iii)continued eligibility to participate in the Corporate Executive Bonus Plan for calendar year 2003 at the current target bonus rate in accordance with the terms of the Plan;

     (iv) continued eligibility for monthly parking (at his current monthly parking rate) and financial planning benefits (not to exceed the gross amount of $25,000) in accordance with the terms and conditions of the plan until his Termination Date;

     (v) eight week sabbatical commencing on July 25, 2003 and ending September 19, 2003, payable in accordance with regular payroll practices at his current monthly salary rate; and

     (vi) continued use of a company office reasonably consistent with the Company's standards for Senior Vice-Presidents, with a desktop computer (office location and selection to be within the sole discretion of Schwab) until his Termination Date.

     (vii)Schwab agrees that if the sum of the amounts paid to Mr. Coghlan under the Corporate Executive Bonus Plan in 2003 under Section 2(iii) above, plus any consulting or outside board membership payments approved by the Company pursuant to Section 10 below, totals less than $75,000 in any full calendar quarter prior to his Termination Date, then Schwab will pay Coghlan the difference between $75,000 and what he received under the Corporate Executive Bonus Plan under Section 2(iii) (for
          2003), plus any consulting or outside board membership payments approved by the Company pursuant to Section 10. Under no circumstances will Schwab pay Mr. Coghlan more than $75,000 per full calendar quarter under this subparagraph and under Section 2(iii). For any partial calendar quarter prior to his Termination date, Schwab will pay Mr. Coghlan the pro-rated amount of what he would receive, if any, under this subparagraph.

     3. Entire Consideration. Mr. Coghlan agrees that the amounts and promises set forth in paragraph 2 shall constitute the entire consideration provided to Mr. Coghlan under this Agreement, and that Mr. Coghlan will not seek any further compensation or other consideration for any other claimed damage, costs, or attorneys' fees in connection with the matters encompassed in the Agreement.

     4. Employee Benefits. Through the Termination Date, Mr. Coghlan will continue to be eligible for all regular employee insured benefits (excluding Short and Long Term Disability, except as otherwise required by law) on the same terms and conditions as the other plan participants in accordance with the terms of each plan. As set forth above, eligibility for parking and financial planning assistance will continue during the salary continuation period (up to a maximum of $25,000 in financial planning assistance, which sum will be available for use at any time during the salary continuation period). Mr. Coghlan is not eligible to receive airline club payments or charitable gift matching contributions during the salary continuation period. Mr. Coghlan will not be eligible for vacation, floating holiday, or sick time accrual or any other paid time off during the salary continuation period. Except as provided for herein, Mr. Coghlan is not entitled to any other payments or benefits including without limitation salary, bonus, incentive payments, vacation, or any other compensation or benefits. Upon reaching the Termination Date, in accordance with federal and state regulations, Mr. Coghlan will be offered the opportunity to continue receiving certain insured group benefit coverage, such as medical benefits, for a period of time not to exceed eighteen (18) additional months, provided Mr. Coghlan pays the appropriate premiums for the coverage and return the necessary paperwork.

     5. Waiver of Benefits under The Charles Schwab Severance Pay Plan. Mr. Coghlan agrees and acknowledges that the benefits under this Agreement are in lieu of and a substitute for any severance benefits he may have been eligible to receive under The Charles Schwab Severance Pay Plan or under any other agreement he may have regarding severance or other termination pay. Mr. Coghlan expressly agrees that he waives any benefits he otherwise may have been eligible to receive under The Charles Schwab Severance Pay Plan or other agreement in exchange for receipt of benefits under this Agreement. Mr. Coghlan also acknowledges and agrees that this Agreement providing salary continuation defeats his eligibility to receive benefits under The Charles Schwab Severance Pay Plan based on events that may arise during the salary continuation period.

     6. Retirement Savings and Investment Plan. Mr. Coghlan's active participation in The SchwabPlan Retirement Savings & Investment Plan (the "Plan") shall cease as of the date the salary continuation begins, September 19, 2003. Mr. Coghlan will not receive matching contributions or any discretionary profit sharing for 2003. Mr. Coghlan's vested interest in Company contributions (other than matching contributions, which are automatically fully vested) will be determined based on his service through the Termination Date (as defined in this Agreement). Information regarding distribution of vested Plan benefits will be forwarded to Mr. Coghlan directly from SchwabPlan at that time. If Mr. Coghlan has any outstanding loans from the Plan, he has 90 days from the Termination Date to repay loan(s) in full to avoid a taxable event or imposition of a tax penalty. Please refer to the Plan documents and your loan documents for information about repayment of loans and you should consult with an independent advisor about the possible tax consequences if you fail to repay the loan within the terms of the Plan.

     7. The Charles Schwab Corporation Stock Incentive Plans. Mr. Coghlan will continue to vest in any stock options previously granted until his Termination Date, in accordance with the terms and conditions of the applicable Plan documents. Under the provisions of The Charles Schwab Corporation Stock Incentive Plans, Mr. Coghlan retains the right to exercise vested options for a specific period of time after his Termination Date. Any stock options that are not vested as of his Termination Date are immediately canceled. The applicable Stock Option Agreement(s) and Plan documents govern the vesting and exercising of stock options. Mr. Coghlan will continue to vest in any restricted shares granted to him until the Termination Date in accordance with the terms and conditions of the applicable Plan documents. Restricted shares not vested as of Mr. Coghlan's Termination Date will be forfeited as provided by the applicable Plan documents. The Restricted Share Agreement(s) and Plan documents govern the applicable restricted shares.

     8. Tax Treatment. Mr. Coghlan understands and agrees that Schwab is providing no tax or legal advice, and makes no representations regarding tax obligations or consequences, if any, related to any part of this Agreement. Mr. Coghlan further agrees that he will assume any such tax obligations or consequences that may arise from this Agreement, and he shall not seek any indemnification from Schwab in this regard. Mr. Coghlan further agrees to indemnify and hold Schwab harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments, penalties, taxes, attorneys' fees or recoveries by any governmental entity against Schwab for any failure by Mr. Coghlan to pay taxes due and owing, if any, on the amounts identified in Paragraph 2.

     9. Early Termination Date. Mr. Coghlan understands and agrees that if he accepts a position as an employee, acts as an independent contractor, consultant or sole proprietor, or acts as an officer, director, or partner in another public or privately held company before his Termination Date, he agrees to notify Mary McLeod, EVP, Human Resources, at (415) 636-5859 immediately. In the event that Mr. Coghlan accepts any such position, or begins to act in any such capacity, except as provided in Paragraph 10 below with respect to approved outside business activities consistent with continued Schwab employment, Mr. Coghlan's Termination Date will be changed to the next business day or to coincide with the commencement of the new position and he will receive a lump sum payment for the unpaid portion of the remainder of any payments due under paragraph 2, less usual and customary taxes, withholding and authorized deductions. If Mr. Coghlan undertakes any activities in violation of this paragraph, his Termination Date will be accelerated and all payments under the Agreement shall cease.

     10. Outside Business Activity. Regardless of the preceding paragraph, Mr. Coghlan acknowledges that during the salary continuation period he must continue to seek pre-approval from the Company for any outside activities with other groups, organizations, companies, associations, etc., (non-profit or otherwise), in accordance with Compliance policies, regardless of whether he would receive compensation for the activity. For any type of proposed outside business activity, Mr. Coghlan will inform the Company in advance of his anticipated compensation, if any, for that activity. Outside business activity is of two forms. The first is participation as a member of the Board of Directors of an organization. Mr. Coghlan will not be approved to serve as a member of the Board of Directors of financial services firms in areas that currently compete, or intend to compete, directly and materially with the Company. While Mr. Coghlan will seek pre-approval to participate on the Board of Directors of non-profits and non-financial services firms, or financial services firms that do not currently directly compete with the Company, that approval will not unreasonably be withheld. The second form of outside business activity is as a consultant. Consulting services of less than 20 hours a week will not necessarily result in acceleration of the Termination Date, but Mr. Coghlan is required to seek pre-approval for all such activities from Schwab's Compliance Department in any event. Mr. Coghlan will not be approved to consult for financial services firms in areas that currently compete, or intend to compete, directly and materially with the Company. Schwab will not unreasonably withhold its consent to Mr. Coghlan performing consulting services for non-profits and non-financial services firms, or for financial services firms in areas that do not currently compete, or intend to compete, directly and materially with the Company. Mr. Coghlan agrees to continue complying with all company policies (human resources, information security, compliance etc.), including but not limited to all Compliance policies on outside business activities, up through his Termination Date. If Mr. Coghlan undertakes any activities in violation of paragraphs 9 or 10, his Termination Date will be accelerated and all payments under this Agreement shall cease.

     11. No Filings. Mr. Coghlan represents that up to and including the date of execution of this Agreement, he has not filed any action, claim, charge, or complaint against Schwab or any other Releasee identified in Paragraph 13 below, with any local, state, or federal agency, self-regulatory organization ("SRO"), or court and that he will not make such a filing at any time hereafter based upon any events or omissions occurring prior to and up to the date of execution of this Agreement. In the event that any agency or court assumes jurisdiction of any lawsuit, claim, charge or complaint, or purports to bring any legal or regulatory proceedings against Schwab or any other Releasee identified in Paragraph 13 below on Mr. Coghlan's behalf, he promptly will request that the agency, SRO, or court withdraw from or dismiss the lawsuit, claim, charge, or complaint with prejudice.

     12. Covenant Not to Sue. In consideration for the promises set forth in this Agreement, Mr. Coghlan covenants that he will not file, participate in, or instigate the filing of any lawsuits, complaints or charges by himself or by any other person or party in any state or federal court or any proceedings before any local, state, or federal agency, or SRO, except as required by law, claiming that Schwab or any other Releasee identified in Paragraph 13 below has violated any law or obligation, including, but not limited to, any claims that have been made or that could have been made, based upon events or omissions occurring prior to and including the effective date of this Agreement. Excepted from this promise by Mr. Coghlan not to sue are claims, if any, under the Age Discrimination in Employment Act (ADEA), including a challenge to the validity of this Agreement under that law, to the extent such an exception is required by law. In the event Mr. Coghlan breaches the covenant contained in this paragraph, other than by bringing a claim under the ADEA, Mr. Coghlan agrees that he will indemnify Schwab and any other Releasee identified in Paragraph 13 below for all damages and expenses, including legal fees, incurred by Schwab or any other Releasee identified in Paragraph 13 below, in defending, participating in, or investigating any matter or proceeding covered by this paragraph.

     13. Complete Release by Mr. Coghlan. In consideration for the promises set forth in this Agreement, Mr. Coghlan does hereby - for himself and for his heirs, representatives, attorneys, executors, administrators, successors, and assigns - release, acquit, and forever discharge Schwab, and all of its affiliates, subsidiaries, divisions, parent corporations, and stockholders, officers, directors, partners, servants, agents, employees, representatives, attorneys, employee welfare and retirement plans and the respective plan administrators and fiduciaries, past, present, and future, all persons acting under, by, through, or in concert with any of them, and each of them (all of whom are hereinafter referred to as "Releasees"), from any and all actions, causes of action, grievances, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, demands, and benefits (including attorneys' fees and costs actually incurred), of whatever character, in law or in equity, known or unknown, suspected or unsuspected, matured or unmatured, of any kind or nature whatsoever, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to and including the effective date of this Agreement, including but not limited to any claims or causes of action arising out of or in any way relating to Mr. Coghlan's employment relationship with Schwab or any other Releasee.

     Mr. Coghlan agrees that this release of claims includes, but is not limited to, claims for breach of any implied or express contract or covenant; claims for promissory estoppel; claims of entitlement to any pay (other than the payments promised in Paragraph 2); claims of wrongful denial of insurance and employee benefits, or any claims for wrongful termination, public policy violations, defamation, invasion of privacy, fraud, misrepresentation, unfair business practices, emotional distress or other common law or tort matters; claims of harassment, retaliation or discrimination under federal, state, or local law; claims based on any federal, state or other governmental statute, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Labor Management Relations Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, and the Employee Retirement Income Security Act. It is expressly understood by Mr. Coghlan that among the various rights and claims being waived by Mr. Coghlan in this Agreement are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. sec. 621, et seq.), as amended.

     14. Release of Unknown Claims. For the purpose of implementing a full and complete release, Mr. Coghlan expressly acknowledges that the releases he gives in this Agreement are intended to include in their effect, without limitation, claims that he did not know or suspect to exist in his respective favor at the time of the effective date of this Agreement, regardless of whether the knowledge of such claims, or the facts upon which they might be based, would materially have affected the settlement of this matter, and that the consideration given by Schwab under the Agreement is also for the release of those claims and contemplates the extinguishment of any such unknown claims by Mr. Coghlan. In furtherance of this Agreement, Mr. Coghlan waives any rights provided by California Civil Code section 1542, or other similar statutes.
Section 1542 states:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     15. Successors. This Agreement shall be binding upon the Parties, and their heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the administrators, predecessors, successors, and assignees of each of the Parties.

     16. No Attorney's Fees and Costs. The Parties will bear their own respective costs and fees, including attorney's fees, incurred in connection with the matter and the negotiation and execution of this Agreement, except that Mr. Coghlan may submit costs and fees for financial planning reimbursement pursuant to Paragraph 2(iv) above.

     17.  Non-Disparagement and Cooperation.

     17.1 Non-Disparagement.

     Mr. Coghlan agrees that he will not make any disparaging or defamatory statements, either orally or in writing (and, for the purposes of this
Agreement, the term "writing" includes but is not limited to electronic communications), to any third party concerning Schwab or any corporate or other affiliate of Schwab (including, but not limited to, the Releasees identified above), concerning its or their officers, directors, employees or agents, or concerning its or their services, products, offerings, quantitative or other research, or methods of communicating such services, products or offerings, or its or their method of doing business, or employment practices. Mr. Coghlan agrees that he will direct his immediate family members and representatives not to make any disparaging or defamatory statements, either orally or in writing, to any third party concerning Schwab or any Releasee, concerning its or their officers, directors, employees or agents, or concerning its or their services, products, quantitative or other research, or methods of doing business. Mr. Coghlan further agrees to refrain from acting as a source (attributable or otherwise) or engaging in any formal or informal dialogue with the press or media regarding his experiences with or at Schwab that in any way injure or are detrimental to any Schwab entity, affiliated person, or Releasee, or regarding any information Mr. Coghlan may have acquired (first hand or otherwise) concerning Schwab operations, marketing or advertising strategies or plans, financial performance, recruitment or retention strategies, or internal policies and procedures or any other Schwab information (including but not limited to Schwab services, products, or offerings referenced in this Agreement). Nothing herein shall preclude Mr. Coghlan from cooperating with a governmental or SRO, in an investigation initiated by such agency, or testifying in a court of law if compelled by legal process to testify as a witness in a lawsuit in which Schwab or any Releasee is a defendant.

     17.2 Cooperation.

     Mr. Coghlan agrees not to encourage or assist in any litigation against Schwab or any Releasee or provide testimony in any matter in which Schwab or any Releasee has an interest unless he is required by law. Mr. Coghlan agrees to cooperate fully with any Releasee, and any corporate affiliate of any Releasee, specifically including any attorney retained by any of the Releasees, in connection with any pending or future litigation or investigatory matter (including but not limited to any Schwab investigation into Compliance or other policy violations) in which and to the extent Schwab reasonably deems his cooperation to be necessary. Mr. Coghlan acknowledges and agrees that such cooperation may include, but shall in no way be limited to, Mr. Coghlan being available for an interview with any of the Releasees, or any attorney or agent retained by any of the Releasees, providing to any of the Releasees any documents in his possession or under his control relating to the litigation or investigatory matter, and providing truthful sworn statements in connection with the litigation or investigatory matter. He also agrees, upon request by Schwab, to provide information to Schwab that he learned during the course of his employment relationship with Schwab. If Mr. Coghlan is served with process concerning any matter in which Schwab or any Releasee has an interest, he agrees to immediately notify Schwab. Schwab will reimburse you for reasonable travel expenses in accordance with the travel policies then in effect. This reimbursement is for Mr. Coghlan's convenience. Schwab confirms its expectation that Mr. Coghlan will provide truthful information in accordance with this paragraph.

     18. Confidential Information. Mr. Coghlan acknowledges that by reason of his employment, he had access to and did receive knowledge of Schwab's trade secrets and proprietary and confidential information ("Confidential Information"). Mr. Coghlan acknowledges and affirms his obligations and prior written agreement to maintain the confidentiality of Confidential Information and not to use it or to disclose it to any third party in the future. Mr. Coghlan understands and agrees that the term "Confidential Information" includes, but is not limited to, customer identity, customer account, personal or business information, customer lists, lead information, employee information (employment, personal, financial or account information), employee lists, know-how, computer hardware or software configuration or design, research and development, product designs, plans and/or methods (whether currently in use or in development), source codes, future developments, costs, profits, account valuation, pricing and pricing structure, technical, marketing, business, financial, or other information which constitute trade secret information, or information not available to competitors of the Company, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company. Mr. Coghlan agrees that this paragraph is not intended to limit any definition of "Confidential Information" in any prior written confidentiality agreement he signed as a condition of employment with Schwab. Mr. Coghlan also agrees that Confidential Information is a valuable and unique asset that Schwab actively protects and that unauthorized use and/or disclosure of Confidential Information could cause immediate and irreparable harm to Schwab.

     19. Non-Compete Agreement. Mr. Coghlan agrees that, except as provided in Paragraph 10 above with respect to approved outside business activities consistent with continued Schwab employment during the salary continuation, he will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (except in publicly traded companies), corporate officer, director, or in any other individual or representative capacity, engage in or participate in any business that is in competition in any manner whatsoever with the business of the Company, its parent, subsidiaries, or affiliates.

     20. Non-Solicitation of Employees. Mr. Coghlan agrees that any attempt on his part to induce any employee, consultant or contractor to leave his/her assignment or employment with any Schwab entity, or any other effort by Mr. Coghlan to interfere in those relationships will be harmful and damaging to the Schwab entity. Therefore Mr. Coghlan agrees that during the salary continuation period and for a period of eighteen (18) months after the Termination Date, he will not in any way (directly or indirectly), on his own behalf or on behalf of any other person or entity solicit, induce or attempt to solicit or induce, any employee, consultant or contractor of a Schwab entity to leave his or her employment or assignment. Nothing in this paragraph is intended to prevent Mr. Coghlan from discussing possible employment with any employee or independent contractor who contacts him directly of his or her own volition without Mr. Coghlan's solicitation or attempted solicitation of him or her.

     21. Non-Solicitation of Customers. Mr. Coghlan will not at any time during the salary continuation period or for a period of eighteen (18) months after the Termination Date, directly or indirectly, either for himself or for any other person or entity, make known to any person, firm, or corporation the names or addresses of any of the Company's customers or any other information pertaining to them or divert or take away or attempt to divert or take away (and during eighteen (18) month period following employment, call on or solicit or attempt to call on or solicit) any of the Company's customers, including without limitation those on whom he called or whom he solicited or with whom he became acquainted while engaged as an employee with the Company.

     22. Return of Confidential and Proprietary Information. With the exception of his cellular phone, Treo Handspring, home-installed desktop computer, and laptop computer, Mr. Coghlan agrees that he will return to Schwab any and all property, files, materials, records, manuals, written communications, or other items (including hard copy and electronic documents, disks, and files) that he received, obtained and/or created as part of his employment (excluding information Mr. Coghlan received about insured benefits) or that is in his possession or control belonging to Schwab or any of the Releasees, including but not limited to company sponsored credit cards or calling cards, pagers, computer software or hardware, keys, and identity badges by no later than July 25, 2003. Mr. Coghlan agrees that in the event he later locates any such document, he will return it to Schwab immediately.

     23. Agreement is Knowing and Voluntary. Mr. Coghlan understands and agrees that he:

          a. has had a reasonable time within which to consider this Agreement before executing it.

          b. has carefully read and fully understands all of the provisions of this Agreement.

          c. is, through this Agreement, releasing Schwab and the other Releasees from any and all claims he may have against Schwab and the other Releasees, as stated herein.

          d. knowingly and voluntarily agrees to all of the terms set forth in this Agreement.

          e. knowingly and voluntarily intends to be legally bound by the same.

          f. was advised, and hereby is advised in writing, to consider the terms of this Agreement and consult with an attorney of his respective choice prior to executing this Agreement.

          g. has, if Mr. Coghlan wishes, twenty-one (21) days to consider this Agreement before signing it, and seven (7) days after signing this Agreement to revoke his signature. Revocation can be made by delivering written notice of  revocation  to  Kathryn K.  Morrison,  Vice-President,
               Associate General Counsel, Charles Schwab & Co., Inc., 101 Montgomery Street, SF120KNY-4-105, San Francisco, CA 94104. For this revocation to be effective, written notice must be received by Kathryn Morrison no later than the close of business on the seventh (7th) calendar day after Mr. Coghlan signs this Agreement. If Mr. Coghlan revokes this Agreement, it shall not be effective or enforceable and Mr. Coghlan will not receive the benefits provided herein.

     24. Full and Independent Knowledge. The Parties represent that they have discussed thoroughly all aspects of this Agreement with their respective attorneys, fully understand all of the provisions of the Agreement, and are voluntarily entering into this Agreement.

     25. No Representations. The Parties acknowledge that, except as expressly set forth herein, no representations of any kind or character have been made to induce the execution of this Agreement.

     26. Ownership of Claims. Mr. Coghlan represents that he has not transferred or assigned, or purported to transfer or assign, any claim described in this Agreement. Mr. Coghlan further agrees to indemnify and hold harmless each and all of the Releasees against any and all claims based upon, arising out of, or in any way connected with any such actual or purported transfer or assignment.

     27. Non-Admission of Liability. Mr. Coghlan acknowledges that the execution of this Agreement and the payment of consideration hereunder are not and shall not be construed in any way as an admission of wrongdoing or liability on the part of Schwab, or any other person or business entity arising out of or attributable to his employment at Schwab or the ending of that employment. Mr. Coghlan further acknowledges that Schwab denies any and all such liability and denies it has engaged in any wrongful act.

     28. Verification. Mr. Coghlan shall direct all inquiries from prospective employers to Dave Pottruck, Mary McLeod or TheWorkNumber at www.theworknumber.com or call them at 800-996-7566. The parties agree that in the event an inquiry is directed to someone other than Dave Pottruck, Mary McLeod, or TheWorkNumber to respond to requests for such verifications for Schwab, Schwab will not be liable for any disclosures made in response to such inquiries that deviate from the procedures set forth herein.

     29. Employment Records. Within 30 days of the date the date Mr. Coghlan resigns under Recital A, a Form U5 will be filed with the Central Registration Depository terminating his license registration. The Form U5 will reflect the change of status and statue under the "Other" category, "Change of position-registration no longer required."

     30. Other Representations. Mr. Coghlan represents that he has not suffered any job-related wrongs or injuries for which he might still be entitled to compensation or relief, such as an injury for which he might receive a worker's compensation award in the future. Mr. Coghlan understands that Schwab relied on this representation in entering this Release with him.

     31. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California applicable to contracts made and to be performed entirely within such state.

     32. Arbitration. Any dispute or breach arising out of the interpretation or performance of this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in San Francisco, California, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Further, the prevailing party shall be entitled to recover its reasonable costs. Excepted from this paragraph are claims under the ADEA, including a challenge to the validity of this Agreement under the law, to the extent such an exception is required by law.

     33. Waiver. The failure of any Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     34. Miscellaneous.

          a. The language of all parts in this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either party.

          b. Should any provision in this Agreement be declared or determined to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby, and the illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement, and all remaining provisions shall remain valid and enforceable.

          c. This Agreement sets forth the entire agreement between the Parties and fully supersedes any and all prior agreements and understandings, written or otherwise, (except for any confidentiality agreement(s)) between the Parties pertaining to the subject matter of this Agreement.

          d. The headings used herein are for reference only and shall not affect the construction of this Agreement.

     35. Counterparts. This Agreement may be executed in one or more counterparts, by facsimile or original signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     36. Notification. Notice to be given under this Agreement to Schwab shall be to Kathryn K. Morrison, Office of Corporate Counsel, Charles Schwab & Co., Inc., 101 Montgomery Street, SF 120KNY-4-105, San Francisco, CA 94104.

          PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES THE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

JOHN PHILIP COGHLAN                           CHARLES SCHWAB & CO., INC.

/s/ John Philip Coghlan                       By:   /s/ Mary S. McLeod
----------------------------                  -----------------------------

                                              Its: Executive Vice President
                                              -----------------------------

Date: July 25, 2003                           Date: July 25, 2003
----------------------------                  -----------------------------



Approved as to Form and Content:              THE CHARLES SCHWAB CORPORATION

                                              By:   /s/ Mary S. McLeod
/s/ Richard Hill                              -----------------------------
----------------------------
Richard Hill                                  Its: Executive Vice President
Attorney for John Philip Coghlan              -----------------------------

                                              Date: July 25, 2003
                                              -----------------------------